UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Taubman Centers, Inc.
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Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Comments on ISS and Glass Lewis Reports

Taubman Urges Shareholders to Vote “FOR” Taubman Centers’ Director
Nominees on the WHITE Proxy Card

BLOOMFIELD HILLS, Mich., May 23, 2017, Taubman Centers, Inc. (NYSE: TCO) (the “Company”) today issued the following statement in response to reports issued by Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co. (Glass Lewis) regarding the election of directors to Taubman’s Board at the Company’s 2017 Annual Meeting of Shareholders to be held on June 1, 2017:

We believe that ISS and Glass Lewis have erred by not recommending that shareholders vote on the WHITE proxy card in support of ALL of Taubman’s highly-qualified director nominees - Robert (“Bobby”) S. Taubman, Cia Buckley Marakovits and Myron (“Mike”) E. Ullman III. Instead of assessing Land & Buildings’ slate on its merits, the proxy advisory firms instead regrettably based their recommendations on other factors, such as the Company’s decision to reject a hostile takeover attempt from 15 years ago - a decision that even ISS acknowledges was correct from a valuation perspective.

ISS even highlighted the experience and expertise of Bobby Taubman, our Chairman and CEO, and Mike Ullman, our lead independent director, noting that “…the chairman/CEO and the lead independent director-have extensive and relevant experience. Taubman has overseen the curation of a valuable portfolio. Mr. Ullman has many years of experience as a director of luxury brands relevant to the company's malls and experience as a director of Starbucks Corp., which could be relevant to the company's Asian expansion,” among other positive comments.1

By focusing on a 15-year old issue, the proxy advisor firms have ignored the Company’s track record of performance. Together Taubman’s experienced management team and actively engaged Board have delivered total compounded annualized shareholder returns of approximately 15 percent over the past 20 years, the highest of any publicly traded regional mall REIT over that period, and we remain focused on delivering value.

Taubman’s nominees are highly-qualified, and have the requisite experience, skills and knowledge directly relevant to the Company’s strategy and business which are critical for effective oversight and direction. The Taubman Board recommends that shareholders vote “FOR” each of Taubman’s director nominees - Robert (“Bobby”) S. Taubman, Cia Buckley Marakovits and Myron (“Mike”) E. Ullman III on the WHITE proxy card today.

Mike is a leader in the retail industry and has brought wide-ranging knowledge in critical areas, including leadership of global businesses, finance, executive compensation, governance, risk assessment and compliance; he has been an exceptional addition to Taubman’s Board, and his recent appointment to the newly created position of lead director is reflective of his immense contributions, engagement and leadership.

Bobby is a recognized leader in the REIT and regional mall industries, and has led Taubman to become one of the top performing REITs in the country in terms of shareholder returns. Under Bobby’s leadership as Chairman and CEO, Taubman has assembled the industry’s premier portfolio of high-quality retail assets that has consistently delivered outstanding long-term shareholder returns.

Cia Buckley Marakovits has brought an additional independent perspective to our boardroom, informed by decades of real estate, financial and investment stewardship experience, which both

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1 Permission to use quotations neither sought nor obtained

complements and strengthens our Board’s expertise and is proving invaluable to our evolving business.

Taubman has continued to make substantial enhancements to its Board and corporate governance practices and the Board is highly engaged on the Company’s strategies for delivering long-term growth, operational excellence and increased value for all shareholders. For example on the governance front, after Mike joined the Board in 2016 and became the new Chair of Taubman’s Nominating and Corporate Governance Committee, the Board appointed Cia Buckley Marakovits as the newest independent director to enhance the Board’s independence and increase its industry and investment expertise. The Board also created the new position of lead director to augment the Board’s independent leadership, effective oversight and strategic guidance, and the independent directors unanimously appointed Mike Ullman to that role.

In contrast, Land & Buildings’ nominees, Jonathan Litt and Charles Elson, would not be additive to the Taubman Board. Jonathan Litt has no operational experience, and his track record as a sell-side analyst demonstrates a consistent misunderstanding of Taubman’s strategy and ability to create value. Indeed, throughout his tenure, Mr. Litt consistently missed the mark on Taubman’s performance: Mr. Litt had a “sell” or “underperform” rating on Taubman 28 times - in the following 12 months of each report, Taubman produced an average actual stock return of 33.3 percent whereas Mr. Litt predicted a 13.7 percent decline. Mr. Litt’s campaign against the Company exhibits an unwillingness to work collaboratively and in the best interests of all shareholders over the long term. Charles Elson is a paid consultant and serial nominee of Land & Buildings who lacks any real estate, retail, business or other industry expertise, which is acutely important in the evolving retail environment and in light of the Company’s asset-focused model. We believe electing EITHER of Land & Buildings’ nominees and removing the current Chairman and CEO and Lead Director would negatively impact shareholder value creation and derail the proven strategy that is underway at Taubman.

Land & Buildings has engaged in an aggressive campaign replete with misleading and inaccurate information, including with regard to the Series B preferred shares. Contrary to what Land & Buildings may want shareholders to believe, the Series B preferred shares provide for “one share, one unit, one vote” and are simply not a “dual class” structure in which economic interests in the enterprise are misaligned with voting power. As significant holders with substantial economic exposure, the interests of the Taubman family are completely aligned with those of other shareholders.

Taubman continues to create value for all shareholders, and we are confident in the Company’s prospects - with the right leadership - for sustainable growth and long-term value creation.

Taubman shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own, as Land & Buildings has targeted the Company’s Chairman and CEO and the Company’s Lead Director for replacement by its nominees. Taubman believes that replacing Bobby Taubman would be value-destructive, disruptive to the tenant relationships he has created over the last 20 years and destabilizing for employees. In addition, the removal of Mike Ullman would be counterproductive to the Board’s oversight and the governance enhancement initiatives the Company has undertaken, including those announced since Mr. Ullman was appointed the new Chair of the Nominating and Corporate Governance Committee. In addition, the Company believes simultaneously removing the Chairman and CEO as well as the Lead Director would be damaging to the function of the Board and detract, rather than enhance, strong governance. Taubman shareholders are urged to use the WHITE proxy card to vote “FOR” all three of the Company’s director nominees.

If you have any questions or require any assistance in voting your shares, please call the Company’s proxy solicitor listed below:

INNISFREE M&A INCORPORATED
Toll-free at (888) 750-5834 (from the U.S. or Canada)
or
(412) 232-3651 (from other locations)

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

FORWARD-LOOKING STATEMENTS
This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this document that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this document are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; shareholder activism costs and related business disruptions; maintaining our status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on our operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent quarterly reports, for a discussion of such risks and uncertainties.

This document may also include disclosures regarding, but not limited to, estimated future earnings assumptions and estimated project costs and stabilized returns for centers under development and redevelopment which are subject to adjustment as a result of certain factors that may not be under the direct control of the company. Refer to our filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed a definitive proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017, and has been included in the definitive proxy statement filed with the SEC on April 20, 2017. Details containing the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting of Shareholders are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement and a form of proxy have been mailed to shareholders of the Company. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. The Company’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents when available from the Company’s website at www.taubman.com.

Contacts

Media:
Maria Mainville
Taubman, Director, Communications
1-248-258-7469
mmainville@taubman.com

or

Andrew Siegel / Meaghan Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investors:
Ryan Hurren
Taubman, Director, Investor Relations
248-258-7232
rhurren@taubman.com